Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com
January 30, 2015

Journal Media Group, Inc. 333 West State Street Milwaukee, WI 53203

Ladies and Gentlemen:
We have acted as counsel for Journal Media Group, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a registration statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 25,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”).
In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation and the Bylaws of the Company; (c) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the securities covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
Based on the foregoing and the other matters set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement, when issued, paid for and delivered in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.
We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States.
We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,

/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP

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